UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2002

Commission	Exact name of registrant as specified in its charter	State of	I.R.S. Employer
File Number	and principal office address and telephone number	Incorporation	I.D. Number

1-16163	WGL Holdings, Inc.	Virginia	52-2210912
1100 H Street, N.W.
Washington, D.C. 20080
(703) 750-2000

1-1483	Washington Gas Light Company	District of	53-0162882
	1100 H Street, N.W	Columbia
	Washington, D.C. 20080	and
	(703) 750-4440	Virginia

Former name or former address, if changed since last report: None

ITEM 5. OTHER EVENTS

The Philadelphia Stock Exchange (the “Exchange”) has approved the voluntary delisting of the three series of preferred stock of Washington Gas Light Company (the “Company”). These three series of preferred stock are the Company’s $4.25 series preferred stock; $4.80 series preferred stock and $5.00 series preferred stock. The Company applied to voluntarily delist this preferred stock in response to a notice from the Exchange that there are not a sufficient number of preferred shares outstanding to meet the Exchange’s requirements for continued listing on the Exchange.

The decision to delist the preferred stock of Washington Gas Light Company does not change any rights of the holders of such preferred shares nor the obligations of Washington Gas Light Company.

The Company’s preferred stock will continue to be quoted on the over-the-counter Bulletin Board and in the Pink Sheets.

The delisting will become effective upon entry of an order by the Securities and Exchange Commission. It is anticipated that this order will be issued during the month of May 2002. The Company intends to register the preferred stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, upon its delisting.

Washington Gas Light Company is a natural gas utility subsidiary of WGL Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. and Washington Gas Light Company (Registrants)

Date April 26, 2002	/s/ Mark P. O’Flynn Mark P. O’Flynn Controller (Principal Accounting Officer)